Exhibit 2.2

AMENDED AND RESTATED BYLAWS
OF
ELIO MOTORS, INC.

ARTICLE I
REFERENCES; SENIORITY

A.           REFERENCES.  Any reference herein made to law will be deemed to refer to the law of the State of Arizona, including any applicable provision or provisions of Chapters 1-17 and Chapter 23 of Title 10, Arizona Revised Statutes (or its successor), as at any given time in effect. Any reference herein made to the Articles will be deemed to refer to the applicable provision or provisions of the Articles of Incorporation of the Corporation, and all amendments thereto, as at any given time on file with the Arizona Corporation Commission (this reference to that Commission being intended to include any successor to the incorporating and related functions being performed by that Commission at the date of the initial adoption of these Bylaws).

B.           SENIORITY.  Except as indicated in Article XIII of these Bylaws, the law and the Articles (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and the Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

C.           SHAREHOLDERS OF RECORD.  Except as otherwise required by law and subject to any procedure established by the Corporation pursuant to Arizona Revised Statutes Section 10-723 (or any comparable successor provision), the word “shareholder” as used herein shall mean one who is a holder of record of shares of capital stock in the Corporation.

ARTICLE II
OFFICES

A.           PRINCIPAL OFFICE.  The Principal Office of the Corporation in the State of Arizona shall be located in the City of Phoenix.  The Corporation may have such other offices, either within or outside of the State of Arizona as the Board of Directors may designate, or as the business of the Corporation may require from time to time.

B.           REGISTERED OFFICE.  The Registered Office of the Corporation, required by the Arizona Business Corporation Act to be maintained in the State of Arizona, may be, but need not be, identical with the Principal Office in the State of Arizona, and the address of the Registered Office may be changed from time to time by the Board of Directors.

ARTICLE III
SHAREHOLDERS

A.           ANNUAL MEETING.  An annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of Arizona, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. A special meeting may be called and held in lieu of an annual meeting pursuant to the provisions of Section 3.B below, and the same proceedings (including the election of directors) may be conducted thereat as at a regular meeting. Any director elected at any annual meeting, or special meeting in lieu of an annual meeting, will continue in office until the election of his or her successor, subject to his or her (a) earlier resignation, (b) removal, or (c) death or disqualification.

B.           SPECIAL MEETINGS.

1.           Except as otherwise required by law, special meetings of the shareholders may be held whenever and wherever called by the Chairman of the Board; the President; a majority of the Board of Directors; or shareholders as provided below. Subject to subsections (2) through (4) of this Section 3.B and Section 3.F(2), a special meeting of shareholders shall be called by the Secretary upon the written request (a “Special Meeting Request”) of shareholders who, as of the date of the Secretary’s receipt of the Special Meeting Request, hold in the aggregate at least 25% (the “Requisite Percent”) of the voting power of the outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (each, a “Requesting Shareholder” and, collectively, the “Requesting Shareholders”). A Requesting Shareholder may revoke the Requesting Shareholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary and, if following such revocation, the remaining un-revoked requests are from Requesting Shareholders holding in the aggregate less than the Requisite Percent, the Board, in its discretion, may cancel the special meeting.

2.           The Secretary shall not be required to call a special meeting upon a shareholder request if (i) an annual or special meeting of shareholders that included an identical or substantially similar item of business, as determined in good faith by the Board of Directors (“Similar Business”), was held not more than ninety (90) days before the Special Meeting Request was received by the Secretary; (ii) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within ninety (90) days after the Secretary receives the Special Meeting Request and the Board of Directors determines in good faith that the business to be conducted at such meeting includes Similar Business (for purposes of this Section 3.B(2), the election of directors shall be deemed to be Similar Business with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (iii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; or (iv) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.

3.           A special meeting requested pursuant to a properly submitted Special Meeting Request shall be held at such date, time, and place within or without the State of Arizona as may be fixed by the Board of Directors; provided, however, that (i) the date of any such special meeting shall be not more than ninety (90) days after the Secretary’s receipt of the properly submitted Special Meeting Request in the case of a Special Meeting Request relating to matters other than the election of directors and (ii) the date of any such special meeting shall be not more than one hundred and eighty (180) days after the Secretary’s receipt of the properly submitted Special Meeting Request in the case of a Special Meeting Request relating to the election of directors.

Amended and Restated Bylaws of Elio Motors, Inc. – 2

4.           Business transacted at any special meeting requested by the shareholders shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the shareholders, and to cause other business to be transacted, at any special meeting of shareholders.

C.           PLACE OF MEETINGS.  The Board of Directors may designate any place, either within or outside of the State of Arizona, as the place of meeting for any Annual Meeting or for any Special Meeting called by the Board of Directors.  If no designation is made, or if a Special Meeting be otherwise called, the place of meeting shall be the Principal Office of the Corporation in the State of Arizona.

D.           NOTICE OF MEETINGS.  Notice of any meeting of the shareholders will be given as provided by law to each shareholder entitled to vote at such meeting and, if required by law, to each other shareholder of the Corporation.  Any such notice may be waived as provided by law.

E.           RIGHT TO VOTE.  For each meeting of the shareholders, the Board of Directors will fix in advance a record date as contemplated by law, and the shares of stock and the shareholders “entitled to vote” (as that or any similar term is herein used) at any meeting of the shareholders will be determined as of the applicable record date. The Secretary (or in his or her absence an Assistant Secretary) will see to the making and production of any record of shareholders entitled to vote or otherwise entitled to notice of shareholders meetings, in either case which is required by law. Any voting entitlement may be exercised through proxy, or in such other manner as specifically provided by law, in accordance with the applicable law. In the event of contest, the burden of proving the validity of any undated or irrevocable proxy will rest with the person seeking to exercise the same. A telegram, cablegram, or facsimile appearing to have been transmitted by a shareholder (or by his or her duly authorized attorney-in-fact) or other means of voting by telephone or electronic transmission may be accepted as a sufficiently written and executed proxy if otherwise permitted by law.

F.           NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

1.           Annual Meetings of Shareholders.

a.            Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who was a shareholder at the time the notice provided for in this Section 3.F is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.F.

Amended and Restated Bylaws of Elio Motors, Inc. – 3

b.            For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (1)(a) of this Section 3.F, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (i) with respect to business to be brought before the meeting, on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation), and (ii) with respect to nominations of persons to be elected to the Board of Directors, the one-hundred eightieth (180th) day prior to the date of the meeting at which the election is to occur. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

c.            In addition to meeting the timely notice requirements of paragraph (1)(b) of this Section 3.F, in order for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (1)(a) of this Section 3.F, such shareholder’s notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language for the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (C) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements of clauses (ii) and (iii) of paragraph (1)(c) of this Section 3.F shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Amended and Restated Bylaws of Elio Motors, Inc. – 4

2.           Special Meetings of Shareholders.

a.            Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at a special meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by Requesting Shareholders in compliance with Section 3.B and this Section 3.F.

b.            For nominations or other business to be properly brought before a special meeting pursuant to clause (iii) of paragraph (2)(b) of this Section 3.F, the Special Meeting Request must be signed and dated by each of the Requesting Shareholders (or their duly authorized agents) and delivered to the Secretary. The Special Meeting Request must be sent to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. The Special Meeting Request shall set forth: (i) as to each person proposed to be nominated for election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business proposed to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language for the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of the Requesting Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to each Requesting Shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such Requesting Shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Requesting Shareholder and such beneficial owner, (C) a representation that the Requesting Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting (and intends to continue to be such a holder at the date of the meeting) and that at least one of the Requesting Shareholders (or a qualified representative of least one of the Requesting Shareholders) intends to appear in person or by proxy at the meeting to propose such business or nomination, (D) a representation that the Requesting Shareholder owns the stock of the Corporation in compliance with applicable law, including without limitation, that the Requesting Shareholder has received all necessary regulatory approvals to own and/or vote (or direct the voting of) the stock of the Corporation, (E) an acknowledgment by the Requesting Shareholder that any disposition of shares of stock of the Corporation held of record by such Requesting Shareholder as of the date of delivery of the Special Meeting Request and prior to the date of the special meeting of shareholders requested by such Requesting Shareholder shall constitute a revocation of such request with respect to such shares and if following such revocation, the remaining un-revoked requests are from Requesting Shareholders holding in the aggregate less than the Requisite Percent, the Board, in its discretion, may cancel the special meeting, and (F) a representation whether the Requesting Shareholder or the beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. This Section 3.F is the exclusive means by which a shareholder may nominate persons for election to the Board of Directors and/or present other business at a special meeting of shareholders.

Amended and Restated Bylaws of Elio Motors, Inc. – 5

3.           General.

a.           Only such persons who are nominated in accordance with the procedures set forth in this Section 3.F shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.F. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.F (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (1)(c)(iii)(D) of this Section 3.F) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 3.F, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.F, (x) if the shareholder, including a Requesting Shareholder (or a qualified representative of the shareholder) does not appear at the annual or a special meeting of shareholders of the Corporation to present a nomination or business such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation and (y) if requested by the Chairman in the case of a special shareholders meeting, the Requesting Shareholders (or a qualified representative of the Requesting Shareholders) shall provide documentary evidence to the Corporation that the Requesting Shareholders have not made a disposition of shares of stock of the Corporation held of record by such Requesting Shareholders as of the date of delivery of the Special Meeting Request and prior to the date of the special meeting of shareholders requested by such Requesting Shareholders such that the remaining un-revoked requests as of the date of the special meeting are from Requesting Shareholders holding in the aggregate less than the Requisite Percent. For purposes of this Section 3.F, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

Amended and Restated Bylaws of Elio Motors, Inc. – 6

b.           For purposes of this Section 3.F, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

c.           Notwithstanding the foregoing provisions of this Section 3.F, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.F. Nothing in this Section 3.F shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Articles.

G.           RIGHT TO ATTEND.  Except only to the extent of persons designated by the Board of Directors or the Chairman of the meeting to assist in the conduct of the meeting (as referred to in Sections 3.I and 3.J below) and except as otherwise permitted by the Board or such Chairman, the persons entitled to attend any meeting of shareholders may be confined to (i) shareholders entitled to vote thereat and other shareholders entitled to notice of the meeting and (ii) the persons upon whom proxies valid for purposes of the meeting have been conferred or their duly appointed substitutes (if the related proxies confer a power of substitution); provided, however, that the Board of Directors or the Chairman of the meeting may establish rules limiting the number of persons referred to in clause (ii) as being entitled to attend on behalf of any shareholder so as to preclude such an excessively large representation of such shareholder at the meeting as, in the judgment of the Board or such Chairman, would be unfair to other shareholders represented at the meeting or be unduly disruptive of the orderly conduct of business at such meeting (whether such representation would result from fragmentation of the aggregate number of shares held by such shareholder for the purpose of conferring proxies, from the naming of an excessively large proxy delegation by such shareholder or from employment of any other device). A person otherwise entitled to attend any such meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting in the interests of all shareholders as a group.

H.           QUORUM.

1.           A majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter.  If no specific voting group is designated in the Articles of Incorporation or under the Arizona Business Corporation Act for a particular matter, all outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a voting group.  In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty (120) days without further notice.  However, if the adjournment is for more than one hundred twenty (12) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

Amended and Restated Bylaws of Elio Motors, Inc. – 7

2.           At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Shareholders whose absence would cause there to be less than a quorum.

I.           ELECTION INSPECTORS.  The Board of Directors, in advance of any shareholders meeting may appoint an election inspector or inspectors to act at such meeting (and any adjournment thereof). If an election inspector or inspectors are not so appointed, the Chairman of the meeting may or, upon the request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the Chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the Corporation.

J.           ORGANIZATION AND CONDUCT OF MEETINGS.  Each shareholders meeting will be called to order and thereafter chaired by the Chairman of the Board if there then is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if both the Chairman of the Board and the President are unavailable, then by such other officer of the Corporation or such shareholder as may be appointed by the Board of Directors. The Secretary (or in his or her absence an Assistant Secretary) of the Corporation will act as secretary of each shareholders meeting; if neither the Secretary nor an Assistant Secretary is in attendance, the Chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. After calling a meeting to order, the Chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls.

Amended and Restated Bylaws of Elio Motors, Inc. – 8

Absent a showing of bad faith on his or her part, the Chairman of a meeting will, among other things, have absolute authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Rules, regulations or procedures regarding the conduct of the business of a meeting, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies (subject to Section 3.G) or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Any informational or other informal session of shareholders conducted under the auspices of the Corporation after the conclusion of or otherwise in conjunction with any formal business meeting of the shareholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part will extend to the conduct of such informal session.

K.           MANNER OF ACTING.  If a quorum is present, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action and such action shall be the act of the Shareholders, unless the vote of a greater proportion or number or voting by groups is otherwise required by the Arizona Business Corporation Act, the Articles, or these Bylaws.

L.           PROXIES.

1.           At all meetings of Shareholders, a Shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his or her duly authorized attorney-in-fact.  A Shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy or to the Corporation.  The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the Shareholder transmitted or authorized the transmission of the appointment.  The proxy appointment form or similar writing shall be filed with the Secretary of the Corporation and is valid for eleven (11) months unless a different period is expressly provided in the appointment form or similar writing.

2.           Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

3.           Revocation of a proxy does not affect the right of the Corporation to accept the proxy's authority unless (i) the Corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.  Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a Shareholder's meeting of the Shareholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

Amended and Restated Bylaws of Elio Motors, Inc. – 9

4.           The death or incapacity of the Shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

5.           The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the Shareholder (including a Shareholder who is a successor to the Shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the Shareholder to another person not to revoke the appointment.

M.           VOTING OF SHARES.  Unless otherwise provided by these Bylaws or the Articles, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.  Only shares are entitled to vote.

N.           VOTING OF SHARES BY CERTAIN SHAREHOLDERS.

1.           If the name on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a Shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the Shareholder.

2.           If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a Shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the Shareholder if:

a.           The Shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

b.           The name signed purports to be that of an administrator, executor, guardian or conservator representing the Shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

c.           The name signed purports to be that of a receiver or trustee in bankruptcy of the Shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

d.           The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the Shareholder and, if the Corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the Shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

Amended and Restated Bylaws of Elio Motors, Inc. – 10

e.           Two (2) or more persons are the Shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

f.           The acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with this Section 3.N.

3.           The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the Shareholder.

4.           Neither the Corporation nor any of its directors, officers, employees, or agents who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

5.           Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders of the redemption price on surrender of the shares.

O.           ACTION BY SHAREHOLDERS WITHOUT A MEETING.

1.           Unless the Articles of Incorporation or these Bylaws provide otherwise, action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Shareholder entitled to vote and delivered to the Secretary of the Corporation for inclusion in the minutes or for filing with the corporate records.  Action taken under this Section is effective when all Shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date.

2.           Any such writing may be received by the Corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the Corporation with a complete copy thereof, including a copy of the signature thereto.  The Shareholder so transmitting such a writing shall furnish an original of such writing to the Corporation for the permanent record of the Corporation, but the failure of the Corporation to receive or record such original writing shall not affect the action so taken.

3.           The record date for determining Shareholders entitled to take action without a meeting shall be the date the written consent is first received by the Corporation.

Amended and Restated Bylaws of Elio Motors, Inc. – 11

P.           VOTING BY BALLOT.  Voting on any question or in any election may be by voice vote unless the presiding Officer shall order or any Shareholder shall demand that voting be by ballot.

Q.           WAIVER OF NOTICE.

1.           When any notice is required to be given to any Shareholder, a waiver thereof in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

2.           The attendance of a Shareholder at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, or a waiver of objection to the consideration of a particular matter at the Shareholder meeting unless the Shareholder, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consideration of a particular matter at the time it is presented at the meeting.

ARTICLE IV
BOARD OF DIRECTORS

A.           GENERAL POWERS.  The business and affairs of the Corporation shall be managed by its Board of Directors.

B.           PERFORMANCE OF DUTIES.  A Director of the Corporation shall perform his or her duties as a Director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.  In performing his duties, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs 1., 2., and 3 of this Section 4.B; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  A person who so performs his or her other duties shall not have any liability by reason of being or having been a Director of the Corporation.  Those persons and groups on whose information, opinions, reports, and statements a Director is entitled to rely are:

1.           One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

2.           Legal counsel, public accountants, or other persons as to matters which the Director reasonably believes to be within such persons' professional or expert competence; or

3.           A committee of the Board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

Amended and Restated Bylaws of Elio Motors, Inc. – 12

C.           NUMBER, TENURE AND QUALIFICATIONS.

1.           The number of Directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one Director.  Each Director shall hold office until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified.  Directors need not be residents of the State of Arizona or Shareholders of the Corporation.

2.           There shall be a Chairman of the Board, who has been elected from among the Directors.  He or she shall preside at all meetings of the Stockholders and of the Board of Directors.

D.           REGULAR MEETINGS.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Arizona, for the holding of additional regular meetings without other notice than such resolution.

E.           SPECIAL MEETINGS.  Special Meetings of the Board of Directors may be called by or at the request of the President or any two Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix at any place, either within or without the State of Arizona, as the place for holding any Special Meeting of the Board of Directors called by them.

F.           NOTICE.  Written notice of any Special Meeting of Directors shall be given as follows:

1.           By mail to each Director at his business address at least two (2) days prior to the meeting; or

2.           By personal delivery, facsimile or telegram at least twenty-four (24) hours prior to the meeting to the business address of each Director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each Director.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid.  If notice is given by facsimile, such notice shall be deemed to be delivered when a confirmation of the transmission of the facsimile has been received by the sender.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

3.           Any Director may waive notice of any meeting.

4.           The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Amended and Restated Bylaws of Elio Motors, Inc. – 13

5.           Neither the business to be transacted at, nor the purpose of, any regular or Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

6.           When any notice is required to be given to a Director, a waiver thereof in writing signed by such Director, whether before, at or after the time stated therein, shall constitute the giving of such notice.

G.           QUORUM.  A majority of the number of Directors fixed by or pursuant to Section 4.B of this Article IV, or if no such number is fixed, a majority of the number of Directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

H.           MANNER OF ACTING.  Except as otherwise required by law or by the Articles of Incorporation, the affirmative vote of the majority of the Director present at a meeting at which a quorum is present shall be the act of the Board of Directors.

I.           INFORMAL ACTION BY DIRECTORS OR COMMITTEE MEMBERS.  Unless the Articles of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by said Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records.  Action taken under this section is effective when all Directors or committee members have signed the consent, unless the consent specifies a different effective date.  Such consent has the same force and effect as an unanimous vote of the Directors or committee members and may be stated as such in any document.

J.           PARTICIPATION BY ELECTRONIC MEANS.  Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person at the meeting.

K.           VACANCIES.

1.           Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the Shareholders or the Board of Directors.  If the Directors remaining in office constitute fewer than a quorum of the Board, the Directors may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.

2.           If elected by the Directors, the Director shall hold office until the next annual Shareholders' meeting at which Directors are elected.  If elected by the Shareholders, the Director shall hold office for the unexpired term of his or her predecessor in office; except that, if the Director's predecessor was elected by the Directors to fill a vacancy, the Director elected by the Shareholders shall hold the office for the unexpired term of the last predecessor elected by the Shareholders.

Amended and Restated Bylaws of Elio Motors, Inc. – 14

3.           If the vacant office was held by a Director elected by a voting group of Shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the Shareholders, and, if one or more of the remaining Directors were elected by the same voting group, only such Directors are entitled to vote to fill the vacancy if it is filled by the Directors.

L.           RESIGNATION.  Any Director of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation.  The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

M.           REMOVAL.  Subject to any limitations contained in the Articles of Incorporation, any Director or Directors of the Corporation may be removed at any time, with or without cause, in the manner provided in the Arizona Business Corporation Act.

N.           COMMITTEES.  By resolution adopted by a majority of the Board of Directors, the Directors may designate two (2) or more Directors to constitute a committee, any of which shall have such authority in the management of the Corporation as the Board of Directors shall designate and as shall be prescribed by the Arizona Business Corporation Act and Article XII of these Bylaws.

O.           COMPENSATION.  By resolution of the Board of Directors and irrespective of any personal interest of any of the Members, or the Board of Directors, each Director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

P.           PRESUMPTION OF ASSENT.  A Director of the Corporation who is present at a meeting of the Board of Directors or committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

1.           the Director objects at the beginning of the meeting, or promptly upon his or her arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

2.           the Director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the Minutes of the meeting; or

Amended and Restated Bylaws of Elio Motors, Inc. – 15

3.           the Director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the Corporation promptly after the adjournment of the meeting.  A Director may dissent to a specific action at a meeting, while assenting to others.  The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the Board shall not be available to a Director who voted in favor of such action.

ARTICLE V
OFFICERS

A.           NUMBER.  The officers of the Corporation shall be a Chief Executive Officer and/or President, a Secretary, and a Chief Financial Officer and/or Treasurer, each of whom must be a natural person who is eighteen (18) years or older and shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two (2) or more offices may be held by the same person.

B.           ELECTION AND TERM OF OFFICE.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the Shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided.

C.           REMOVAL AND RESIGNATION.

1.           Any officer or agent may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

2.           An officer or agent may resign at any time by giving written notice of resignation to the Secretary of the Corporation.  The resignation is effective when notice is received by the Corporation unless the notice specifies a later effective date.

D.           VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Amended and Restated Bylaws of Elio Motors, Inc. – 16

E.           PRESIDENT.  The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation.  He or she shall, when present, and in the absence of a Chair of the Board, preside at all meetings of the Shareholders and of the Board of Directors.  He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

F.           VICE PRESIDENT.  If elected or appointed by the Board of Directors, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his or her death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject all the restrictions upon the President.  Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

G.           SECRETARY.  The Secretary shall:

1.           Prepare and maintain as permanent records the minutes of the proceedings of the Shareholders and the Board of Directors, a record of all actions taken by the Shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation, and a record of all waivers of notice and meetings of Shareholders and of the Board of Directors or any committee thereof.

2.           Ensure that all notices are duly given in accordance with the provisions of these Bylaws and as required by law.

3.           Serve as custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors.

4.           Keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all Shareholders  in a form that permits preparation of a list of Shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series held by, each Shareholder, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar.

5.           Maintain at the Corporation's principal office the originals or copies of the Corporation's Articles of Incorporation, Bylaws, Minutes of all Shareholders' meetings and records of all action taken by Shareholders without a meeting for the past three years, all written communications within the past three (3) years to Shareholders as a group or the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation's assets and liabilities and results of operations for the last three (3) years.

Amended and Restated Bylaws of Elio Motors, Inc. – 17

6.           Have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent.

7.           Authenticate records of the Corporation.

8.           In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of the Board of Directors.  Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.  The Directors and/or Shareholders may however respectively designate a person other than the Secretary or Assistant Secretary to keep the Minutes of their respective meetings.

9.           Any books, records, or minutes of the Corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

H.           TREASURER.  The Treasurer shall be the Chief Financial Officer of the Corporation and, subject to the control of the Board of Directors, shall:

1.           Have charge and custody of and be responsible for all funds and securities of the Corporation.

2.           Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws.

3.           In general, perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

I.           ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chair or Vice Chair of the Board of Directors or the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

J.           BONDS.  If the Board of Directors, by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Amended and Restated Bylaws of Elio Motors, Inc. – 18

K.           SALARIES.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

A.           CONTRACTS.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

B.           LOANS.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

C.           CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

D.           DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII
SHARES, CERTIFICATES FOR SHARES AND
TRANSFER OF SHARES

A.           REGULATION.  The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

B.           SHARES WITHOUT CERTIFICATES.

1.           Unless otherwise provided by the Articles of Incorporation or these Bylaws, the Board of Directors may authorize the issuance of any of its classes or series of shares without certificates.  Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

2.           Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send the Shareholder a complete written statement of the information required on certificates by the Arizona Business Corporation Act.

Amended and Restated Bylaws of Elio Motors, Inc. – 19

C.           CERTIFICATES FOR SHARES.

1.           If shares of the Corporation are represented by certificates, the certificates shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chair or Vice Chair of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificates countersigned by a transfer agent, or registered by a registrar other than the Corporation itself or its employee.  Each certificate shall state the name of the Corporation, the fact that the Corporation is organized or incorporated under the laws of the State of Arizona, the name of the person to whom issued, the date of issue, the class (or series of any class), and the number of shares represented thereby.  A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any Shareholder upon request without charge.  Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

2.           The Corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock.  The Corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

D.           CANCELLATION OF CERTIFICATES.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

E.           LOST, STOLEN OR DESTROYED CERTIFICATES.  Any Shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate.  Thereupon, and upon giving of a satisfactory bond of indemnity to the Corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the Corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

F.           TRANSFER OF SHARES.  Subject to the terms of any Shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares.  Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof.  As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not is shall have express or other notice thereof, save as expressly provided by the statutes of the State of Arizona.

Amended and Restated Bylaws of Elio Motors, Inc. – 20

ARTICLE VIII
FISCAL YEAR

The fiscal year of the Corporation shall end on the last day of December in each calendar year.

ARTICLE IX
DISTRIBUTIONS

The Board of Directors may from time to time declare, and the Corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Arizona Business Corporation Act and its Articles of Incorporation.

ARTICLE X
CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "CORPORATE SEAL."

ARTICLE XI
AMENDMENTS

The Board of Directors shall have power, to the maximum extent permitted by the Arizona Business Corporation Act, to make, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the Board unless the Shareholders, in making, amending, or repealing a particular Bylaw, expressly provide that the Directors may not amend or repeal such Bylaw.  The Shareholders also shall have the power to make, amend or repeal the Bylaws of the Corporation at any annual meeting or at any special meeting called for that purpose.

ARTICLE XII
EXECUTIVE COMMITTEE

A.           APPOINTMENT.  The Board of Directors by resolution adopted by a majority of the full Board, may designate two (2) or more of its members to constitute an Executive Committee.  The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Amended and Restated Bylaws of Elio Motors, Inc. – 21

B.           AUTHORITY.  The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent limited by the Arizona Business Corporation Act and to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee.

C.           TENURE AND QUALIFICATIONS.  Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her resignation and until his or her successor is designated as a member of the Executive Committee and is elected and qualified.

D.           MEETINGS.  Regular meetings of the Executive Committee may be held without notice at such time and places as the Executive Committee may fix from time to time by resolution.  Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his or her business address.  Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person.  The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

E.           QUORUM.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

F.           INFORMAL ACTION BY EXECUTIVE COMMITTEE.  Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee entitled to vote with respect to the subject matter thereof.

G.           VACANCIES.  Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

H.           RESIGNATIONS AND REMOVAL.  Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors.  Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

I.           PROCEDURE.  The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws.  It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Amended and Restated Bylaws of Elio Motors, Inc. – 22

ARTICLE XIII
EMERGENCY BYLAWS

A.           The Emergency Bylaws provided in this Article XIII shall be operative during any emergency in the conduct of the business of the Corporation resulting from a catastrophic event that prevents the normal functioning of the offices of the Corporation, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the Corporation or in the Arizona Business Corporation Act.  To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

B.           During any such emergency:

1.           A meeting of the Board of Directors may be called by any officer or director of the Corporation.  Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the Directors as it may be feasible to reach by any available means of communication.  Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

2.           At any such meeting of the Board of Directors, a quorum shall consist of the number of Directors in attendance at such meeting.

3.           The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices, or authorize the officers to do so.

4.           The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

5.           No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

6.           These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the Shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change.  Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

Amended and Restated Bylaws of Elio Motors, Inc. – 23

CERTIFICATE

I hereby certify that the foregoing Bylaws, consisting of twenty-four (24) pages, including this page, constitute the Amended and Restated Bylaws of Elio Motors, Inc., adopted by the Board of Directors of the Corporation as of August 20, 2015.

/s/ Connie Grennan
CFO

Amended and Restated Bylaws of Elio Motors, Inc. – Page 24